EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                         To Thermo Electron Corporation:

             As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement of Thermo Electron Corporation on Form S-8 of our report dated February 15, 1996 (except with respect to matters discussed in Note 16 as to which the date is June 28, 1996) incorporated by reference in Thermo Electron Corporation's Amendment No. 1 on Form 10-K/A for the year ended December 30, 1995 and to all references to our Firm included in this Registration Statement.


                           ARTHUR ANDERSEN LLP


        Boston, Massachusetts